EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and Todd M. DuChene, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation (the "Company"), to sign the Annual Report on Form 10-K for the Company's 2008 fiscal year, and any and all amendments to said Annual Report on Form 10-K, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE	DATE

/S/ STEVEN R. APPLETON	July 15, 2008
Steven R. Appleton

/S/ GARY P. ARNOLD	July 15, 2008
Gary P. Arnold

/S/ RICHARD J. DANZIG	July 15, 2008
Richard J. Danzig

/S/ JOHN T. DICKSON	July 15, 2008
John T. Dickson

/S/ ROBERT J. FRANKENBERG	July 15, 2008
Robert J. Frankenberg

/S/ E. FLOYD KVAMME	July 16, 2008
E. Floyd Kvamme

/S/ MODESTO A. MAIDIQUE	July 15, 2008
Modesto A. Maidique

/S/ EDWARD R. McCRACKEN	July 15, 2008
Edward R. McCracken